Exhibit 10.5

July 2018 Edition

Working Capital Loan Contract

Serial no.: Xin Yin Shen Ye Wu Shi San Liu Jie Zi (2019) No.0005

Lender: Industrial Bank Co., Ltd. Branch

Address: Industrial Bank Building, 4013 Shennan Avenue, Futian District, Shenzhen

Legal representative/person in charge: Qiujun Guo

Borrower: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Address: Floor 6, Building 1, No.1111, Shenyan road, Yantian District, Shenzhen

Legal representative/person in charge: Jinlong Yang

Signing place: Industrial Bank Co., Ltd. Shenzhen Branch, Industrial Bank Building, Futian District, Shenzhen

Cautionary Notes

In order to protect your rights and interests, please carefully read, check and confirm the following matters before signing this contract:

I. You have the right to sign this contract. If consent is required by law, you have obtained full authorization;

II. You have carefully read and fully understood the terms of the contract, and have paid special attention to the contents of the contract concerning liability assumption, exemption or restriction of the responsibilities of Industrial Bank, and the contents with bold font;

III. Your company and you have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept these terms and conditions;

IV. The contract text provided by Industrial Bank is only a demonstration text, with blank lines left after relevant terms of the contract and “supplementary terms” added at the end of the contract for the parties to modify, add or delete the contract;

V. If you have any questions about this contract, please consult with Industrial Bank.

After the borrower’s application, the lender has examined and approved to make the loan of working capital to the borrower. In order to clarify the rights and obligations of both parties and abide by the good faith, two parties hereby enter into this contract in accordance with the relevant laws and regulations of the People’s Republic of China through fairly negotiation and mutual agreement.

The lender and the borrower confirm that the loan hereunder falls into circumstance (2) below:

(1) this contract is the sub-contract of the    /   Credit Line Extension Agreement (i.e., the main contract) signed by the lender and the borrower on     /   year     /   month     /   day, and the loan amount is included in the credit line extension under the     /   Credit Line Extension Contract. The foreign currency loan amount shall be converted into RMB according to the Reference rate announced by the lender on the date of signing this contract.

(2) This contract is an independent legal document signed by the lender and the borrower.

Article 1 Definition and Interpretation

Unless otherwise agreed in writing by the contracting parties, the following terms in this contract shall be defined and interpreted as follows:

I. “Working capital loan” means the domestic and foreign currency loan applied for by the borrower to the lender for borrower’s daily production and operation.

II. “Claim” or the principal claim, refers to the borrower (debtor) apply to the lender (creditor), the lender provides financing and creditor’s rights (including the principal, interest, penalty interest, compound interest, default penalty, compensation for damage, the expenses of realization of creditor rights and so on). The creditor’s rights held by the lender against the borrower under this contract correspond to the liabilities of the borrower against the lender under this contract.

“Expenses of realization of creditor rights” shall mean the litigation (arbitration) fees, lawyers’ fees, travel expenses, execution fees, preservation fees and other expenses paid by the lender to realize the creditor’s right by means of litigation, arbitration, application to the notarial office for issuing the enforcement certificate, etc.

III. The following terms in Article 5 of this contract are defined and interpreted as follows:

“Fixed rate” refers to the interest rate that remains fixed for the duration of the loan.

“Floating rate” means the interest rate that varies within the term of the loan according to the cycle and range agreed by the borrower and the lender.

“Floating cycle” refers to the frequency of the agreed borrowing rate. Within a floating cycle, the interest rate is calculated and determined at the benchmark rate in accordance with the pricing method agreed in the contract, and the interest rate remains unchanged within the floating cycle; when a floating cycle expires and enters the next floating cycle, the interest rate shall be calculated and determined by the benchmark interest rate of the new floating cycle in accordance with the pricing method agreed in the contract, and the borrowing interest rate shall remain unchanged within the floating cycle.

“RMB Benchmark lending rate of the People’s Bank of China” refers to the RMB benchmark lending rate published by the People’s Bank of China (“PBOC” hereafter).

“RMB Benchmark deposit rate of the People’s Bank of China” refers to the RMB Benchmark deposit rate published by PBOC.

“LPR” refers to the interest rate based on the calculation of all optimized interest rates reported by the quotation banks in the National Inter-bank Funding Center.

“SHIBOR” refers to the Shanghai Interbank Offered Rate calculated and published by the National Interbank Funding Center that is effective from time to time.

“LIBOR” refers to the t-2 interbank lending rate in the London financial market, including us dollars, euros, yen, etc. Where “T” is the actual date of payment of the loan, and “t-2” is the first two working days of the actual date of payment of the loan, similarly hereinafter.

“HIBOR” refers to the T-2 Day Hongkong Interbank Offered Rate prevailing on Hong Kong financial market.

The specific values of “LIBOR” and “HIBOR” are subject to the query results of Industrial Bank’s core system.

IV. “Significant transaction” stipulated in Article 13 of this contract means (including but not limited): anything which might have badly effect on basic organization of borrower’s company, changes of stockholder, contingent liability, cash flow, profitability, core business secret, important assets, significant claims and debts, repayment ability, other transactions which are considered as significant transactions by lender and/or borrower.

V. “Significant event” stipulated in Article 13 of this contract means (including but not limited): anything which may have badly effect on executives’ operational capability, employment and termination of core staff, core business secret, core competence, basic organization, legality, stability, development, profitability, repayment ability, other events which are considered as significant events by lender and/or borrower.

VI. “Working day” means banking day, If the drawdown date or the repayment date is in legal holidays, then it is delayed to the first working day after the holidays.

Article 2 Loan Amount

Lender agrees to issue loan to borrower, the currency of the loan hereunder is Renminbi and the amount is TWO MILLION YUAN ONLY.

Article 3 The Purpose of Loan

The loan is used for working capital, and should not be used for any other purposes without written consent of the lender.

Article 4 Term of Loan

I. The term of the loan hereunder is one year from April 16, 2019 to April 16, 2020.

II. Where the loan is to be disbursed in a lump-sum, the date of actual disbursement as recorded on the receipt of loan and/or certificate of loan shall be deemed as the disbursement date. Where the date of actual disbursement is later than the disbursement date so recorded, the term shall be extended accordingly.

III. Loan shall be disbursed by instalments in accordance with the following schedule:

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

On ___ [insert the applicable date], RMB____ [insert the applicable amount];

The borrower shall apply to the lender for handling the drawdown procedures three working days prior to the drawdown date of each instalment or such other time as the lender may require in writing.

If the borrower fails to drawdown the loan in instalments as stipulated above, the lender shall have the right to require the borrower to pay liquidated damages equal to          /        over ten thousand of the loan payable in the current period.

Article 5 Interest Rate and Payment of Interest

I. Interest rate

(1) The pricing of benchmark rate shall be the one set forth in item (iii) below:

(i) RMB Benchmark lending rate of the People’s Bank of China of    /  term.

(ii) RMB Benchmark deposit rate of the People’s Bank of China of    /  term.

(iii) LPR of one year term.

(iv) SHIBOR of     /  term.

(v) LIBOR of    /  term.

(vi) HIBOR of    /  term.

(2) The interest rate shall be determined at the pricing formula set forth in item (ii) below:

(i) Interest Rate = pricing benchmark rate + 1.345%.

(ii) Interest Rate = pricing benchmark rate ×       /   .

(3) The interest rate (meaning a rate per annum, which is applicable to all sections below) shall be determined in accordance with the provisions set forth in item (ii) below:

(i) A fixed rate, which shall be determined based on the pricing benchmark rate effective on the date of actual disbursement of the Borrowing and the pricing formula, and shall remain unchanged during the loan period.

(ii) A floating rate, which shall be determined based on the benchmark rate priced on the actual disbursement date and the pricing formula. The Date of Interest Rate Adjustment shall be determined in accordance with the provisions set forth in item A below: A. The Interest Rate hereunder shall be adjusted on a(an) quarterly [monthly/quarterly/semi-annual/yearly/other period] basis, and each quarterly anniversary of the date of actual disbursement of the loan shall be an interest rate adjustment date; and for any month that does not have a date correspond to such anniversary, the last day of such month shall be deemed an interest rate adjustment date.

B._________.

In case of any adjustment to the benchmark rate during the loan period, no notice will be given to the borrower.

(iii) Any other interest rate:_________.

(iv) Where the loan is disbursed by instalments, the interest rate applicable to each instalment shall be determined based on the benchmark rate effective on the date of actual disbursement of such instalment (or the applicable date of interest rate adjustment).

(v) In the event that the benchmark rate is cancelled by the PRC government or is not available any more on the market during the term, the borrower hereby authorizes the lender to redetermine the interest rate in accordance with the applicable PRC policies concerning interest rate, by adhering to the principal of fairness and good faith and by reference to various factors such as the industrial practice, the status of the interest rate. In case the borrower has any disagreement thereon, it shall consult with the lender. Where such disagreement fails to be resolved through such consultation, the lender shall have the right to recover the loan in advance and the borrower shall immediately pay any and all the principal and accrued interest then outstanding.

II. Measures of Payment of Interest

(1) Calculation of interest. Interest shall be calculated on the principal of the loan, whether in RMB or foreign currency, starting from the date on which the loan is remitted into an account of the borrower by the lender under this agreement. The interest to be calculated on the loan per day = amount outstanding of loan × daily interest rate. The conversion between daily rate and annual rate shall be conducted in accordance with the applicable PBOC regulations and international practice.

(2) The interest calculated on the loan shall be paid in the manners set forth in item (i) below:

(i) It is agreed hereunder that the 21st day of each calendar month [each calendar month/the last month of each calendar quarter/the last month of each half year/the last month of each calendar year/other period] shall be an interest settlement date, and the borrower shall pay the lender the interest for the current interest period on the settlement date. The borrower shall pay the outstanding amount of principal and interest when the loan is due.

(ii) The date that falls on the day immediately preceding the     /   [monthly /quarterly/semi-annual/yearly/other period] anniversary of the date of actual disbursement of the loan (or for any month that does not have a date corresponding to such anniversary, the last day of such month shall be deemed an anniversary) shall be the interest settlement date. The borrower shall pay the lender the interest for the current interest period on the settlement date. The borrower shall pay the outstanding amount of principal and interest when the loan is due.

(iii) First interest payment day is   /  year   /  month   /  day, every   /  (month/quarter/six months/years/other period) after the first interest payment date (if no corresponding day in the particular month, last day of that month should apply) is the interest payment date for each term, the borrower should make the payment to the lender on the interest payment date, and clear the remaining principal and interest when the loan expires.

(iv) Any alternative manners for the payment of interest      /      .

III Default Interest and Compound Interest

(1) In the event that the borrower misappropriates any amount of the loan for any purpose other than those specified herein, the borrower hereby authorizes the lender to charge penalty interest on such amount misappropriated at a default interest rate equal to the interest rate plus 50%. In the event that the borrower fails to repay any amount of the loan and fails to reach agreement with the lender on the extension of the term, and as a result, such amount becomes delinquent, the borrower hereby authorizes the lender to charge default interest on such delinquent amount at a default interest rate equal to the interest rate plus 50%. In the event that any interest accrued on the loan fails to be paid on time, the borrower hereby authorizes the lender to charge compound interest at the default interest rate applicable to the delinquent amount specified above.

(2) Where the interest rate is a fixed rate, the default interest rate shall also be a fixed one; and accordingly, where the interest rate is a floating rate, the default interest rate shall also be a floating one. The floating period of the default interest shall be consistent to that of the interest rate.

(3) The default interest and the compound interest shall be calculated and collected in the same way as the regular interest on the loan set forth herein.

Article 6 Pre-Requisite of Drawdown

I. The lender shall have no obligation to provide the loan hereunder to the borrower unless the following pre-requisites are satisfied:

(1) The borrower has provided all the followed documents requested by the lender, and ensure that the information in such documents is continuously valid or the lender has obtained satisfied explanation and interpretation of the changes of such information:

1. The loan application, the main contents including but not limited: type of loan, the amount sum, purpose, duration, plan, term, repayment schedule and source of repayment;

2. The borrower’s true and valid business licence, Articles of Association, the card of loan account and password, the legal representative, the board members, the principal responsible persons in charge of finance recorded of and specimen signatures in the administrative department for industry and commerce registration, a valid identity document of legal representative or authorized representative, any other necessary corporate documents requested by the lender;

3. Resolutions of the board of directors or the shareholders’ committee, which are in accordance with legal procedure; are voted to pass by the quorum of the directors or shareholders; are real, legal and valid; are in relation to the approval of the application of loan applied to the lender herein; are written explicitly with the use of loan and acceptance of the terms and conditions requested by the lender. Other documents that are considered as necessary by the lender;

4. Annual reports for the last three years (with audit reports and notes) recognized by the lender; financial statements for the latest period and the same period of last year; annual reports since the establishment if the borrower registered less than three years;

5. Related enterprise information;

6. If applying for temporary working capital loan, it shall provide relevant contracts, vouchers or materials such as purchase contract, order contract, indebtedness certificate, etc.;

7, If plans to use the pledge or mortgage, should provide evidence of ownership of the pledged or mortgaged collaterals and related assessment report; follow any registration procedure in accordance with the relevant laws and regulations; the original copies of relevant evidentiary documents of ownership, proof of registration documents has been kept by the lender; if a third party guarantee is proposed, relevant guarantee materials shall be provided in accordance with the requirements in items 2 to 4 above, and ensure the guarantee contract has already taken effect; the above security shall continue to be effective;

8. If the lender requires insurance for the pledge or mortgage, the insurance procedures for the lender as the first beneficiary should have been completed and the original insurance policy has been handed over to the lender for record; and the insurance shall remain in force; where the borrower provides the mortgage or pledge, the borrower should hereby transfers to the lender the right to claim the insurance premium due to the occurrence of the insurance event;

9. Enterprises in special industries shall provide the production and operation license or enterprise qualification certificate issued by authorized departments;

10. If either party of this contract requires notarization, relevant notarization procedures should have been completed;

11. The borrower has opened an account with the lender as required by the lender, and voluntarily accepts the lender’s supervision on credit status and settlement;

12. When applying for a loan for a foreign exchange loan, the borrower shall provide a valid certificate of the purpose of the foreign exchange loan and the approval documents of relevant departments, and shall comply with the relevant foreign exchange management policies;

13. Value added tax, business tax and income tax returns required by the lender;

14. Other documents, statements, vouchers and other materials required by the lender.

(2) The borrower is established in accordance with law, its production and business operations are lawful and in compliance with the law, and it has the ability to continue operations and has a legitimate source of repayment;

(3) The purpose of the loan is explicit, legitimate and lawful;

(4) The statement and commitment made by the borrower in Article 11 hereof are true and valid; No default or potential default occurred on or before the date of application;

(5) The borrower has completed the receipt of loan or loan voucher related to the drawdown of loan. A receipt of loan or certificate of loan is an integral part of this contract and has the same legal effect as this contract. If the amount, term and interest rate of the loan hereunder are inconsistent with the record of the receipt of loan or the loan voucher, the record of the receipt of loan or the loan voucher shall prevail;

(6) The borrower has a good credit standing and no serious adverse record; If the borrower is a new company, the controlling shareholder shall have a good credit standing and no serious bad record;

(7) Other preconditions for drawdown required by the lender.

II. The lender’s performance of its obligations hereunder is subject to the satisfaction of the drawdown pre-requisites set forth in this article. The borrower has the right to unilaterally decide to reduce or waive part of the pre-requisites for drawdown, which the borrower or surety cannot use as a defence against the lender.

III. The lender shall have the right to appropriately adjust the loan repayment according to whether the financing project meets the provisions of relevant laws, regulations and policies, as well as the pre-requisites for drawdown required by the lender, and the execution of corresponding security contract and the time for the formalities of security.

IV. The borrower hereby agrees that, after the signing of this contract, if any drawdown of the borrower fails to meet the drawdown pre-requisites stipulated in this contract or the payment conditions of the loan, the lender has the right to stop the disbursement, the payment or terminate the loan contract, the resulting liability or loss is borne by the borrower. If the lender terminates the contract, it shall notify the borrower. The borrower’s objection period is five working days from the date when the borrower received the notice. If the borrower has no objections, the contract will be automatically terminated. If the borrower has objections and no solutions had concluded after five workdays from the expiration of objection period, the lender has the right to recover the loan in advance.

5. If the borrower meets the pre-requisites for drawdown stipulated in this contract upon examination and verification by the lender, the lender shall pay the loan in accordance with Article 7 hereof.

Article 7 Monitoring of Accounts and Payment of Loan

1. Monitoring of accounts

According to relevant laws, regulations and supervising system, the borrower promises to meet the prerequisite under the contract before disbursing loan, and use the loan according to the agreed purposes. The lender has the right to monitoring the borrower’s basic deposit accounts, general deposit accounts, special deposit accounts, the disbursement, payment and repayment of loans according to the contract.

The following account provided by the borrower is specially designated account for collection, and the borrower should provide the inflow and outflow in this account:

Account Name: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Account Number: *******************

Bank: Industrial Bank, Shenzhen Huafu Branch

Based on the borrower’s credit standing and financial condition, the lender can sign the other account management agreement with the borrower to manage the funds of the borrower. The lender has the right to recover the loan in advance according to the conditions of funds in this account.

2. Payment of the Loan

(1) The lender has the right to manage and monitor the loan through the methods of entrusted payment by lenders or discretionary payment by borrowers.

(A) “Entrusted payment” by lenders refers to the borrower authorize the lender to pay the loan to the counterparty conform to the use of loan under the contract.

When adopting the way of entrusted payment by lenders, before the disbursement of loans, the borrower should provide information of the transaction for the use of purpose. After examination and approval by the lender, the lender shall pay the loan to the counterparty through the borrower’s account.

When adopting the way of entrusted payment by lenders, if the loan has been paid to the counterparty, and the paid funds is returned for the reasons of invalid contract, the lender has the right to recover loans in advance according to Article 12 of the contract.

(B) “Discretionary payment” by borrowers means the lender will disburse the funds to the borrower’s loan account, and paid by the borrower to the counterparty conform to the use of loan under the contract.

When adopting the way of discretionary payment by borrowers, the borrower shall periodically report to the lender in relation to the payment, and the lender has the right to check the use of loans through account analysis, voucher inspection, or field investigation.

(2) Entrusted payment

It is agreed that the entrusted payment method will be employed if it meets the below conditions:

A. The loan relationship with the borrower is new and the borrower’s credit grade is just in Class B3 (included) or less.

2. The working capital loans used for replacement;

3. The recipient of the payment is very clear and the amount of single loan payment is larger than RMB 10 million Yuan;

4. Other:        /        .

(3) During the course of disbursement and remittance, if the borrower experiences any of the following, the borrower should supplement the conditions of disbursement and remittance, the lender shall have the right to adopt more strictly conditions for disbursement and remittance or even suspend the disbursement and remittance or take actions in accordance with the clause 2 in Article 14 in this contract:

A. the credit standing of the borrower deteriorates;

B. the borrower’s profit-making ability is weak;

C. there is abnormalities in the use of the loan funds;

D. other situations the lender considered appropriate.

Article 8 Repayment of Principal and Interest

1. The loan principal under this contract is repaid by the way of the following section (C):

A. Repaid by installments, as scheduled below        /        .

B. All loans are repaid in full and in one lump sum when maturity.

C. Other means of repayment: Starting from the third month after the disbursement of the loan, the principal of the loan shall be repaid RMB 100,000 yuan every month, and the outstanding amount shall be paid in lump-sum when due

2. The Borrower shall repay the principal and interest stipulated in this contract, on the date of maturity and the interest settlement date.

3. If the repayment date is a not a working day for the lender, the repayment will be postponed to the next working day, and shall be counted into the actual number of days occupied by the loan. The borrower shall repay the interest together with the principal in the last repayment of the loan and is not bound by the interest repayment date specified in Article 5 hereof.

4. If the borrower is unable to repay the loan hereunder on time and desires to extend the term of the loan, the Borrower must submit an application for extension in writing to the lender 60 business days in advance. Upon the lender’s approval, two parties must execute a loan extension contract as a supplement hereto.

5. Prepayment

The Borrower shall repay the loan principal and interest on the due date under the contract.

If the borrower desires to repay the loan ahead of the schedule, the borrower must submit an application to the lender 15 business days in advance for approval. After the approval of the lender and the partial prepayment, the borrower should negotiate with the lender regarding term, schedule and amount of outstanding balance. The lender should collect the interest of prepayment according to the actual usage life with the rate agreed herein.

For the part of prepayment, the lender has the right to request ___% of interest as compensation.

6. If the borrower fails to perform the contract or breach the contract, the borrower hereby irrevocably authorizes the lender to recover the funds from accounts of all branches of the Industrial Bank without going through the judicial process, including but not limited to loan principal and interest (including default interest, compound interest), related expenses under this contract. The borrower agrees that the lender has the right to determine the specific sequence to deduct. If the currency of funds in the account is not the same as the currency of loan, the lender shall have the right to use the reference rate issued by the lender at the day of deduction to convert the amount into the currency of loan. If any other bank accounts agreed involving financial product or structured deposits and other products, the borrower shall be hereby irrevocably authorize the lender to request for redemption of related products directly on behalf of the borrower or take other necessary measures, to ensure that the lender can deduct the above mentioned funds, the borrower shall provide all necessary cooperation.

Article 9 Security

I. The contracts of security under this contract including but not limited to:

1) Guarantee contract (contract name) coded Xin Yin Shen Ye Wu Shi San Bao Zheng Zi (2019) No. 0002; way of security is guarantee; guarantor is Jinlong Yang;

2) Guarantee contract (contract name) coded Xin Yin Shen Ye Wu Shi San Bao Zheng Zi (2019) No.0002; way of security is guarantee; guarantor is Shenzhen Yangang Mingzhu Logistics Co., Ltd.

II. In addition to the above signed security contract, in case of exchange rate fluctuation or any other event which the lender considers may affect the performance ability of the borrower or the guarantor, the lender shall have the right to require the borrower to add margin or provide new security and sign the relevant security contract, and the borrower shall cooperate as required by the lender.

III. The lender shall have the right not to perform the loan and other obligations hereunder until the signing of the guarantee contract and the guarantee procedures are completed.

Article 10 The Rights and Obligations of Both Sides

1. Lender’s rights and obligations

(1) The lender’s rights:

A. The right to require the borrower to repay the loan principal and interest;

B. The right to require the borrower to provide all information relating to loans;

C. The right to know the borrower’s productional, operational and financial condition;

D. The right to supervise the purpose of the loan;

E. The right to supervise the use of loans and make requests;

F. The borrower shall have the right to deduct the principal and interest of the loan (including principal, interest, penalty interest and compound interest), liquidated damages, damage compensation and the expenses of the creditor’s rights from any account opened by the borrower at the lender and all branches and subsidiaries of Industrial Bank without going through judicial procedures. The borrower agrees that the lender shall have the right to determine the specific sequence of collection. If any of the accounts mentioned in this paragraph involve financial products or structured deposits, the borrower hereby irrevocably authorizes the lender to initiate the redemption application for the relevant products or take other necessary measures on behalf of the lender to ensure the successful deduction of the said funds.

G. The lender has the right to transfer whole or part of the debt and rights and interest of security to a third party without obtaining the consent of the borrower at any time under this contract. If the lender transfer whole or part of the debt and rights and interests of security to a third party, the borrower still bear all the obligations under the contract;

H. If the borrower fails to repay the loan in accordance with the contract or the implementation of debt, the lender has the right to disclose at the Credit Information Center of People’s Bank of China or the news media, and to take legal measures like winding up, litigation or arbitration;

I. The right to prepay the loan unilaterally based on the borrower’s inflow;

J. In the event of exchange rate fluctuations or other evets that affect the safety of their creditor’s rights, the debtor shall be obliged to provide pledge, such as deposits, or implement other risk mitigation recognized by creditors.

K. The right to own other tights ruled by laws, regulations, rules or other regulations stipulated in this contract.

(2) The lender’s obligations:

A. Disburse and remit loan funds according to this contract;

B. Keep confidential of all the information of borrower’s debt, finance, production, operation, but the following exceptions:

(a) Laws and regulations;

(b) Regulatory requirements or stipulations;

(c) The disclosure for lender’s partner.

2. The borrower’s rights and obligations

(1) Borrower owns following rights:

A. The right to drawdown and use loans according to the terms under this contract;

B. The right to request the lender to keep confidential of the information provided in accordance with this agreement.

(2) Obligations of the borrower:

A. The borrower shall provide the requested documents, as well as all name of bank account, account number, deposit and loan balances, and to meet the lender’s investigation, examination and inspection;

B. To accept monitor and inspection conducted by the lender on the use of funds, related production management and financial activities, and promptly take reasonable action for the lender’s requests;

C. To use the loan for the purpose according to this contract, not for other purposes. Ensure that the loan shall not be used for investment in fixed assets; shall not be used for the prohibited production, operation and areas; shall not be used for other investment like equity capital; shall not be used for securities, futures, real estate, etc.; shall not be used for lending activities among companies and illegal activities restricted by other countries; not allowed to make misappropriation or diversion of loans;

D. Agreed to accept the lender to monitor the accounts and repayment of loans according to Article 7 of the contract;

E. To timely and fully repay loan principal and interest according to this contract;

F. Without the written consent of the lender, the borrower shall not transfer all or part of debt to a third party;

G. Shall not reduce the registered capital; shall not extend the subscription period without lender’s consent.

H. Before the merger, division, equity transfer, foreign investment, substantial increase in the debt financing and other major issues, the borrower should provide a written notice to the lender at least 30 days and should obtain the written consent of the lender, and actively implement the safeguards as required by the lender under the contract to repay loan principal and interest on schedule and in full. Above-mentioned major issues including but not limited to:

(a) Apply for loans from banks or other third party, or provide loans to third parties, or provide guarantee for the debt of a third party, or substantial increase in debt financing, or other events affect or may affect the repayment of the loan principal and interest;

(b) Make significant changes in ownership and operation(including, but not limited to, signed a joint business cooperation contract with foreign corporation, Hong Kong, Macao and Taiwan; cancel, wind up, suspend production, change the lien of production; separation, consolidation, merger, merged; reorganization, the formation or converted into a joint stock company; foreign investment; using real estate, equipment and other fixed assets or trademarks, patents, proprietary technology, land use rights and other intangible assets to invest in shares or stock companies or investment firms; using leasing, contracting, joint venture and trusteeship or other measures to engage trading of property rights and rights of operations);

(c) A change of 30% in shareholding (including but not limited to, equity transfer, trusteeship, entrustment, pledge, etc.).

I. The borrower shall notice the lender with written application from the date of the following events occur or may occur in 7 working days, and actively make safeguards required by the lender to ensure the loan and interest under the contract to be repaid timely:

(a) Significant financial loss, loss of assets or other financial crisis;

(b) Suspension, revocation or cancellation of business license, apply for or filed for bankruptcy, dissolution and others;

(c) Major financial or operational crisis faced by lender’s controlling shareholder and other related company that affect its normal operation;

(d) Changes of the borrower’s legal representative, directors or senior management of important personnel that affect its normal operation;

(e) A change of 30% in the surety’s shareholding (including, but not limited to, equity transfer, trusteeship, entrustment, pledge, etc.);

(f) Significant related party transaction among borrower and its controlling shareholders and other affiliated companies that affect its normal operation.

(g) Any litigation, arbitration or criminal, administrative penalties cause significant adverse consequences on its operational or financial position;

(h) Other occurrence that may affect its solvency.

J. To accept the lender’s requirements (the request in a reasonable manner and notice the borrower in advance, unless the event of default or potential event of default or the inability of advance notice due to special circumstances), and allows the lender’s representatives to engage following activities during normal working hours:

(a) Visit the borrower’s office where it carries out business activities;

(b) Check the borrower’s premises, facilities, plant and equipment;

(c) Check the record of ledges and all other records;

(d) Inquire the borrower’s employees, agents, contractors, sub-contractors about information needed by the lender.

K. The borrower ensure that its current assets, net value of assets, debt asset ratio, current ratio and other financial indicators should be within the range of:         /        .

L. Regarding the collection letters sent by the lender to the borrower, the borrower must sign after receipt and make acknowledgment to the lender.

Article 11 Representations and Commitments of the Borrower

The borrower makes following representations and commitments voluntarily, and assumes legal responsibility for the authenticity of the content.

1. Borrower is a legal person, which is established according to the laws of People’s Republic of China, with full capacity for civil conduct. Borrower promises to provide related certificates, permits, proofs and other information requested by lender.

2. Borrower can perform all obligations and responsibilities under this contract, and will assume the repayment responsibility disregarding any instruments, changes in financial position, agreements signed with other organization that may alleviate or remove the obligation of repayment.

3. The borrower has the full power, authorization and legal right to execute this agreement, and has obtained or completed: any and all the internal corporate approvals, authorizations and any other relevant procedures, and any and all the approvals, registrations, authorizations, consents, permits and any other relevant procedures from or with any required governmental or other regulatory authorities necessary for its execution and performance of this agreement, and all such approvals, registrations, consents, permits, authorizations and any other relevant procedures are in full legal force and effect.

4. The execution of this agreement by the borrower fully complies with the relevant articles of association, internal decisions, or shareholder or board resolutions of the borrower. The borrower commits the relevant articles of association, internal decisions, or shareholder or board resolutions of the borrower is not invalid, false and revocable. This agreement does not conflict with or violate any of the articles of association, internal decisions, shareholder or board resolutions or policies of the borrower.

5. The execution and performance of this agreement are based on the expression of the real intentions of the borrower. The execution and the performance of this agreement do not violate any provisions of any law, regulation, rule or agreement by which the borrower is bound. This agreement is legal, valid and enforceable. The borrower shall, promptly and on an unconditional basis, indemnify the lender against the entire losses arising from the invalidity of this agreement due to any flaw in the execution of rights of the borrower to the execution and performance of this agreement.

6. All documents, financial statements and other materials provided by the borrower to the lender hereunder are true, complete, accurate and effective, and the borrower will maintain all the financial indicators required by the Lender.

7. The borrower agrees that the borrowing contemplated hereunder shall be bound by the rules and customary practice of the Lender, which shall be subject to the interpretation of the lender.

8. In the event that the borrower fails to perform any of the obligations hereunder, it hereby authorizes the lender to deduct directly the corresponding amount of principal and interests (including principal, interest, penalty interest and compound interest), default penalty, damaged compensation and other expenses required to realize the creditor’s rights from any account of the borrower maintained with the lender or its branches and institutions without legal procedure. The lender has the rights to decide the sequence of collection. If the currency of funds in the account is not the same as the currency of loan, the lender shall have the right to use the reference rate issued by the lender at the day of collection to convert the amount. If any other bank accounts agreed involving financial product or structured deposits and other products, the borrower shall be hereby irrevocably authorize the lender to request for redemption of related products directly on behalf of the borrower or take other necessary measures, to ensure that the lender can collect the repayments, the borrower shall provide all necessary cooperation.

9. No matter at what stage of the transaction after the execution of this agreement, where the borrower submits to the lender for review and approval of any document relating to any specific transaction, the borrower shall ensure the authenticity of all such documents. The lender will make a decision on the apparent truth of any transaction documents, not participate in or know the substance of any specific transaction conducted by the Borrower, and not assume any liabilities therefor.

10. The borrower hereby acknowledges that other than those disclosed to the lender, the borrower conceals any of the following events, whether pending or threatened, which may result in the lender refusing to disbursement hereunder:

(1) Any obligations or contingent liabilities to which the borrower is subject, including but not limited to, any mortgage, pledge, lien or any other encumbrance created on any assets or income of the borrower that has not been disclosed to the lender;

(2) Any material non-compliance of discipline, violation of law, or claim for compensation of borrower or any of its senior officers;

(3) Any default by the borrower under any agreement between the borrower and any of its other creditors relating to obligations or creditor rights;

(4) There has not occurred and does not exist any litigation, arbitration or administrative proceedings pending, or to the knowledge of the borrower threatened, against the borrower or any of its assets, and the borrower is not subject to any liquidation or winding-up or any other similar proceedings by or against the borrower; or

(5) Any other events which may have an adverse effect on the borrower’s financial position or ability to repay debts.

11. The borrower hereby undertakes that it will apply the loan towards the purposes specified herein, not misappropriate nor will it allow any amount of the loan to be applied towards any purpose in violation of the intent of this agreement. The borrower shall subject itself to and cooperate with the lender in the supervision, inspection and check by the lender on the utilization of the loan, the operational and financial activities, inventory, assets and liabilities, bank deposits and cash on hand of the borrower, or any other requirement deemed necessary or advisable by the lender.

12. The borrower shall provide adequate and valid security or any other security deemed appropriate or acceptable by the lender. If the property mortgage is involved, the borrower should notify the demolition of property, and fulfil the obligation of notification; if the compensation for demolishment is exchanging property right, the lender has the right to recover the loan in advance or replace the mortgage with new mortgage contract when the mortgaged property is demolished; the borrower should provide surety after the original mortgaged property losses and before the new mortgaged property is placed; if the compensation for demolishment is cash compensation, the borrower is obligated to request the mortgagor to use the cash compensated as deposit or deposit receipt for mortgage purpose under this contract.

13. The borrower may not allow its registered capital to be reduced in any way. Without prior written consent of the lender, the borrower may not transfer its obligations hereunder to any third party, whether in whole or in part. Prior to the full satisfaction of all its obligations hereunder, the Borrower may not satisfy any of its obligations owed to any of its creditors prior to the same falling due.

14. Significant adverse events affect the solvency of the borrower should be known promptly by the lender. The borrower should get the written consent of the consent of the lenders before the merger, division, equity transfer, investment, substantial increase in the debt financing and other important matters.

15. In the event that the lender is involved in any dispute between the borrower and any third party as a result of any litigation or arbitration or any other dispute between the Lender and the borrower or any third party related to the borrower due to the lender’s performance of its obligations hereunder, the borrower shall indemnify the lender against any and all the litigation or arbitration costs and expenses, attorney fees, and any other costs and expenses paid by the Lender in connection therewith.

16. The borrower shall conduct all the settlement business arising under this agreement through a settlement account opened by it with the lender. The borrower should accept lender to closely monitor the operational income and expenditure.

17. The borrower undertakes that the information published in the National Enterprise Credit Information Publicity System (“Publicity System” hereafter) is true, complete and legally valid. The borrower promises to continuously accept the lender to inquire the information that the borrower chooses to publish or not publish in the Publicity System. If the lender requires capital verification, the borrower agrees to carry out capital verification as required by the lender and provide capital verification report issued by a professional institution.

18. The borrower hereby declare and authorize: the lender shall have the right to conduct necessary investigation for the borrower’s credit status according to the law and regulations such as the Regulation on the Administration of the Credit Reporting Industry; report the credit information based on the information of this contract and other related information to meet the needs of collecting credit information of enterprises and individuals that undertaken by authorities, bank regulators, People’s Bank of China; report credit information to the basic financial credit information databases or other credit information system recognized or established by the above mentioned departments and institutions and; hereby authorize such information to be inquired in legal manner.

19. When the borrower breach the contract, or probably damage the right of the lender on the realization of claim, the lender has the right to request the borrower’s shareholder to accelerate the payment of subscribed capital and the borrower should commits to lender that its shareholder will repay the subscribed capital on time. The lender has the right to request that the borrower and its shareholders do not pay dividends.

20. The borrower commits that the transaction under this contract is true, legal, and not for the illegal purpose such as money laundry.

21. The borrower’s other statements and commitments: _________.

Article 12 Recovering Loans in Advance

1. During the loan period, the borrower or surety (guarantor or mortgagor or pledger) has one of the following events, the lender has the right to unilaterally decide to stop the unused loan and to recover part or all of the loan principal and interest in advance. For amortization loans, if the lender recovers one term loan, the other outstanding will considered to be due in advance:

(1) The borrower provides false materials or conceals important financial facts; any statement and document made by the borrower or any representation and commitment under the Article 11 of this contract, proves to have been untrue, inaccurate, incomplete or misleading on purpose;

(2) The borrower’s failure to use the loan proceeds for the prescribed purpose without the prior consent of the bank, or misappropriation of loans, or engagement in illegal or fraud transactions;

(3) The borrower’s use of false contracts signed with related parties to obtain bank funds or credit through discounting or pledging notes receivable and accounts receivable at bank without actual trade background;

(4) The borrower refuses to accept the supervision and inspection about the usage of credit funds, involved operational and financial activities;

(5) The borrower’s being subject to merger, split, acquisition, reorganization, equity transfer, external investment, substantive increase of debt financing and any other major event, that the bank believes might affect the safety of the loans;

(6) The borrower’s evasion of bank debts on purpose through related party transactions;

(7) Credit deterioration, solvency (including contingent liabilities) decreased significantly;

(8) The borrower, the surety, or their related parties involve in significant cross-default under the Article 15 of the contract;

(9) The borrower’s failure to repay the principal, interest and expenses timely according to the contract and the specific contract;

(10) The borrower’s suspension of payment, or failure or indication that it is unable to repay the debt due;

(11) The borrower’s termination of its business, liquidation, declared bankrupt, dissolution, or its business permit is revoked or cancelled; The borrower’s involvement in major business dispute or deteriorated financial situation;

(12) The borrower or the guarantor’s violation of any obligations in the Article 10 and Article 13 of this contract;

(13) Any pledged or mortgaged collateral has been or may be devalued obviously, or any rights of the pledge must be fulfilled before its maturity;

(14) The occurrence of a major event to the borrower or the surety’s legal representative, major individual investor, director, supervisor, key management member, being subject to an abnormal change, disappearance, or investigation or restriction by the judiciary, which have or may affect The borrower’s performance of obligation under the contract;

(15) The borrower or its controlling shareholder, actual controller or affiliated parties / the surety or its controlling shareholder, actual controller or affiliated parties are involved into any significant lawsuits, arbitration, or other disputes; are involved in assets seizure, frozen, deduction, execution in enforcement or any other similar events that may danger or damage the lender’s rights and interests.

(16) The emergence of the situation that otherwise provided for in the contract, or the actual situation of capital recovery that may endanger, damage, or may endanger, damage the bank’s rights and benefits.

2. One of the above circumstances occurred, the lender shall give a grace period according to productional and operational, financial condition and funds inflow, etc. If the lender gives a grace period, during the grace period the borrower is unable to take remedial measures or remedial measures do not meet the requirements of the lender, the lender has the right to unilaterally decided to recover the loan in advance; or the lender may not give a grace period, directly to recover the loan in advance.

3. Recovering loans, the lender has the right to make appropriate measures in accordance with the second paragraph of Article 14 under the contract.

Article 13 Obligations of Disclosing Significant Transactions and Events

1. The borrower shall promptly report in writing to the lender the significant transactions and events.

2. If the borrower belongs to group clients, the borrower shall promptly report to the lender of related transactions more than 10% of net assets in accordance with the relevant provisions, including but not limited to:

(1) The relationship between parties of transaction;

(2) Trading program and nature of the transaction;

(3) The sum of the transaction or the corresponding proportion;

(4) The pricing policy (including the transaction with no amount or only nominal amounts).

Article 14 The Liability for Breach of Contract

1. Since this contract comes into force, the lender and the borrower should perform the obligations as agreed in the contract, any one party fails to perform or not completely fulfil the obligation of this contract, should bear the corresponding liability for breach the contract.

2. The borrower use the loan for false purpose, does not pay the loan in accordance with the contract, not comply with the representation and commitment, the distortion of credit information, break through the conventions of financial indicators, a major cross default event, one of above occurred, the lender shall have the right to take one or more of the following measures:

(1) Correct default within limit time;

(2) Stop disbursing the loan under this contract, and stop the payment unpaid under this contract;

(3) Request the borrower to meet the supplementary requirement for disbursement and remittance added by the lender, or cancel the borrower’s discretionary payment method to use the loans;

(4) Unilaterally decide to all or part of the debt maturity in advance;

(5) To terminate this contract unilaterally, request the borrower to repay loan principal and interest due or not due, and pay or compensate for losses;

(6) If overdue, to request the borrower to pay overdue penalty interest; if the borrower misappropriates loan, request the borrower to pay misappropriation penalty interest; request the borrower to pay compound interest of unpaid interest (including due and overdue interest, penalty interest of misappropriation and default penalty interest);

(7) Request the borrower to replace or provide additional guarantor, mortgage, pledged collateral and pledge rights;

(8) Exercise any rights under any security;

(9) To recover the funds from any accounts of the borrower in Industrial Bank without the judicial procedure, or entrust the bank of the borrower’s account to recover the funds, including but not limited to loan principal and interest (including penalty interest and compound interest) and related fees under this contract. If the currency of funds in the account is not the same as the currency of loan, the lender shall have the right to use the reference rate issued by the lender at the day of collection to convert the amount. If any other bank accounts agreed involving financial product or structured deposits and other products, the borrower shall be hereby irrevocably authorize the lender to request for redemption of related products directly on behalf of the borrower or take other necessary measures, to ensure that the lender can collect the repayments, the borrower shall provide all necessary cooperation;

(10) The lawsuit or arbitration for requesting the borrower to repay loan principal and interest, the borrower bear the expenses of lenders;

(11) The lender shall have the right to make measures to any movable or immovable property, tangible property or intangible property of the borrower controlled by the lender, like as to seize or lien;

(12) Other measures by laws and regulations or agreed in the contract.

3. In accordance with the drawdown prerequisites and conditions under the contract, if the lender fails to provide the loan at the date agreed in the contract, the lender shall compensate the borrower thus caused direct economic losses. But no matter how, any foreseeable or unforeseen indirect losses will not be borne for the lender.

4. In the process of the performance of this contract, the lender will not bear for the losses of the borrower, which is caused by providing untrue, inaccurate, incomplete material or there are other defects lead to the mistakes made in entrusted payment, late remittance, wrongful discretionary payment which breach the contract and other loses caused by the borrower. .

5. The lender will not bear for the losses of the borrower, which is caused by the frozen of the disbursement account or the payee account or other dispute of disbursement and remittance.

6. One of the following events happened for the guarantor under this contract (the guarantor, the mortgagor, the pledgor), the lender shall have the right to take measures according to the second paragraph of this article:

(1) The guarantor fails to fulfil its guarantee contract, or deterioration of credit, or other events of guarantee ability weakened;

(2) The mortgagor fails to perform the stipulations of the mortgage contract, or deliberately damage collateral, or value of the mortgaged property may be or has been significantly reduced, or other events of damaging mortgage rights;

(3) The pledgor does not fulfil the pledge contract, or the pledged property value has been or may be significantly reduced, or the right of the pledge must be cashed before the payment of the loan, or other events of damaging pledge rights.

Article 15 The Cross-Defaulting

If one of the following events occurs to the borrower or affiliated parties of the borrower, and the surety or the affiliated parties of the surety, it will be considered as the borrower default as well, the lender have the right to recover loan in advance according to Article 12 of this contract, and request the borrower to be liable for breach of contract according to Article 14 of this contract:

(1) Any loan, financing or debt default or might default or be announced to be recovered in advance;

(2) Any guarantee or similar obligation fail or might fail to be performed;

(3) The non-performance or violation of the relevant debt guarantee and other similar obligations of legal document or contract or any possibility of non-performance or violation;

(4) Failure to repay debts or borrowing/financing in maturity;

(5) Be or will be declared bankruptcy by the legal procedure;

(6) Transfer the assets or property to other creditors;

(7) other situations endanger the safety of the principal and interest under this contract.

Article 16 The Continuity of Obligation

All obligations of the borrower under this contract have the same effect on its heir apparent, agent, receiver, the assignee, even after merger, reorganization, change of the name.

Article 17 Accelerated Maturity Terms of Principal and Interest

The borrower and the guarantor agree that once the borrower fails to perform the representation and commitments of the Article 11, or the borrower fails to perform any obligation under this contract, the lender has the right to decide repayment obligations include all due and undue principal, interest (including penalty interest and compound interest) and relevant expense become due immediately.

Article 18 Prioritized Subrogation

The borrower states hereby: once the borrower default or borrower fails to pay the outstanding debts (including the principal, interest and expenses), and the borrower itself have insufficient property to repay debt, any creditor’s right of a third party, accounts receivable and other property rights to the borrower, the lender has the right to exercise the right of subrogation.

Article 19 Applicable Law, Jurisdiction and Dispute Resolution

1. Signing, effectiveness, performance, termination, interpretation and dispute settlement of this contract is applicable for the laws of People’s Republic of China (for the purpose of this contract, Laws of the Hong Kong special administrative region, the Macao special administrative region and Taiwan region is not included)

2. For any dispute of this contract, the borrower and the lender should resolve through friendly negotiations; If negotiation fails, both parties agree to solve by the following section (2) way:

(1) Bring a lawsuit in the people’s court of the place where the lender has his domicile.

(2) Applying for arbitration to Shenzhen Arbitration Commission, resolving the dispute by applicable rules of the Arbitration Commission, the arbitration award is final and binding on both parties. The site selection is in Shenzhen.

(3) Others:        /        .

3. In the dispute period, the provisions which are not involved in the dispute still should be carried out according to this contract.

Article 20 Files, Communications and Notifications

I. the borrower agrees and confirms the following address as the delivery address of making notice; of documents in relation with the litigation (arbitration), other legal documents in case of disputes (including but not limited to various notices and documents of the contracting parties (or arbitration application); evidence, summons, notice of response, notice of proof, notice of hearing, the order of payment, the judgment (award), written verdict, conciliation statements, enforcement notice, notice of timely execution, other legal documents of litigation or arbitration book litigation and documents to exercise or execute the rights of collaterals; notarization authorities.)

(1) Borrower’s address

1. Borrower’s address: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Lender’s address: Floor 6, Building 1, No. 1111 Shenyan Road, Yantian District, Shenzhen

Post code: 518000; Contact no.: 13554908315

Contact person: Jinlong Yang

2. Addressee (if applicable):        /        ;

Address of addressee:        /        ;

Post code:        /        ; Contact no.:        /        .

(2) The borrower agrees and confirms the electronic address below as valid delivery address:

1. Tax no.:     /

2. Email address:     /

3. Text message: ***********

4. Wechat:     /

5. QQ:    /

II. The application period of the address of service as stipulated in the first paragraph of this article including all stages of non-lawsuit stage, and stage after the dispute has brought into lawsuit and arbitration involving first instance, second instance, retrial, execution, realization of real right for collateral, supervision and enforcement of notarization. If the above address is changed, the borrower shall notify the lender in writing in advance (during the litigation or arbitration period, the borrower shall also notify the arbitration tribunal or the court in writing in advance, and the original notary office shall be notified in writing if the notary has been executed for compulsory notarization) to reconfirm the address of service and obtain the acknowledgement. If the notice is not given in advance, it shall be deemed not to have been changed, and the relevant legal consequences shall be borne by the borrower.

III. Any documents, communications and notifications are sent according to above address, shall be deemed to arrive on the following dates:

(1) by post (including speed post, ordinary letter, registered mail), it will be deemed to arrive on the sending day after five working day;

(2) by facsimile or other electronic communication, it will be deemed to arrive on sending day;

(3) by personal service, the date of signing is deemed to be arriving date.

IV. If the service address provided or confirmed by the borrower is inaccurate or untrue, or the service address is not timely notified to the other party, the arbitration institution, the people’s court or the notary office after the change of service address and cause to the failure of delivery, the borrower shall bear the corresponding legal consequences and shall be deemed to have been served effectively:

(1) in case of delivery by mail, the date of return of the document shall be regarded as the date of service;

(2) if delivery is made by hand, the date on which the date of service is marked on the receipt shall be the date of service;

(3) in case of electronic delivery, the date of service shall be the date of sending out.

V. The address of service of the lender shall be the place of domicile specified in the contract. If the lender makes announcements by publishing on its website, online bank, telephone bank or branches, the date on which the announcement is published shall be deemed to be the date of delivery. Under no circumstances shall the lender be liable for any transmission error, omission or delay in the delivery of mail, fax, telephone or any other communication system.

VI. The parties agree that the company seal, office seal, special seal for finance, special seal for contract, special seal for sending and receiving and special seal for credit business of the lender shall be valid seals for notice or contact, service of legal documents and correspondence of the parties. All staff members of the borrower’s unit are the authorized recipients of documents, communications and notices.

VII. This article shall be deemed as an independent article in the contract and shall not be affected by the validity of this contract and other articles hereof.

Article 21 Effectiveness of This Contract and Other Matters

1. The contract will take effect from the date of signature or stamp of both parties.

2. During the effective period of this contract, the lender gives to the borrower and the guarantor any allowance, forgiveness, or delay to use the rights and interests, shall not damage, impact or limit the lender to share the rights and interests in accordance with relevant laws and regulations and this contract, or to be deemed giving up the rights and interests, also do not affect the borrower to bear any obligation under this contract.

3. As a result of national laws and regulations or regulatory policy change, which leads to loan obligations of the lender under this contract does not conform to the laws and regulations or regulatory requirements, the lender have the right to unilaterally terminate the contract, announced that all of the loan is due in advance, the borrower should pay off the loan immediately.

4. If the lender cannot issue the loan or pay on time because of force majeure, the failure of communication or network, the failure of lender’s system, the lender does not assume any responsibility, but should promptly notice the borrower.

5. The lender shall have the right to authorize or entrust other branch of industrial bank to perform rights and obligations under this contract (including but not limited to authorized or entrusted bank branches of other related contracts, etc.) according to the borrower’s operation and management, or the loan under this contract as other branch’s to undertake, which is approval by the borrower, and without prior consent of the borrower.

6. The borrower agrees that the lender has the right to unilaterally reduce or cancel the unused loan under the contract according to production and operation situation, situation of payment and credit of other financial institutions. The lender should notice the borrower five working days before reducing or cancelling the loans, without prior consent of the borrower.

7. At any time, any provision of this contract in any way is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of other provisions under the contract is not affected.

8. The heading of this contract is just for the convenience of reading, which shall not be used for interpretation or any other purposes.

9. The attachment is an integral part of this contract, and the attachment of this contract is equally valid.

10. This contract is triplet, the lender holds two copies, the borrower holds one copy, with equal legal effect.

Article 22 The Notarization And Voluntarily To Accept Compulsory Execution

1. The contract should be notarized by the state notary office for if any party request notarization.

2. The notarized contract have the enforcement effect, if the borrower fails to perform the debt or realize lender’s rights according to laws and regulations and this contract, the lender shall have the right to directly apply the people’s court with jurisdiction for enforcement. Being aware of the legal consequences, the borrower commits not to raise any objection and defense.

3. Both parties agree: prior to the issuance of certificate of notarization institutions, both parties have the right to use one or multiple measures of communication to confirm with the borrower regarding the non-performance or improper performance of indebtedness and other breach according to this article of “Files, communications and notifications”, involving post, telephone, fax, E-mail, SMS, WeChat, QQ, delivery in person, face to face talk; if post, tax, E-mail, SMS, WeChat, QQ, delivery in person and other measures are used, the service date should be in accordance with the article of “Files, communications and notifications”.

4. If the borrower has any objection to the above breach, it should proof and provide sufficient evidence to the notarization institutions within 5 working days of service. If the evidence is insufficient or late to proof the objection of the borrower, the breach will be deemed to be a fact and certificate of execution will be issued upon the lender’s request.

Article 23 The Supplementary Terms and Conditions: /

Lender (seal of company):

Industrial Bank Co., Ltd. Shenzhen Branch [Corporate Seal Affixed Here]

Person in charge or authorized representative (signature or seal):

/s/ Yanquan Wang

April 16, 2019

Borrower (seal of company):

Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [Corporate Seal Affixed Here]

Person in charge or authorized representative (signature or seal):

/s/ Jinlong Yang

April 16, 2019